Exhibit 10.1

808 RENEWABLE ENERGY CORPORATION

2009 STOCK INCENTIVE PLAN

(As Adopted and Effective as of May 21, 2009 and Amended as of March 24, 2010 and Amended as of September 2, 2010)

SECTION 5. STOCK SUBJECT TO PLAN.		6

(a)	Basic Limitation	6
(b)	Additional Shares	6

SECTION 6. TERMS AND CONDITIONS OF AWARDS OR SALES.		6

(a)	Stock Purchase Agreement	6
(b)	Duration of Offers and Nontransferability of Rights	7
(c)	Purchase Price	7
(d)	Withholding Taxes	7

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.		7

(a)	Stock Option Agreement	7
(b)	Number of Shares	8
(c)	Exercise Price	8
(d)	Withholding Taxes	8
(e)	Exercisability	8
(f)	Term	9
(g)	Nontransferability	9
(h)	Exercise of Options Upon Termination of Service	9
(i)	No Rights as a Stockholder	9
(j)	Modification, Extension and Assumption of Options	10
(k)	Restrictions on Transfer of Shares	10

SECTION 8. PAYMENT FOR SHARES.		10

(a)	General Rule	10
(b)	Surrender of Stock	10
(c)	Services Rendered	11
(d)	Promissory Notes	11
(e)	Cashless Exercise	11

SECTION 9. ADJUSTMENT OF SHARES.		11

(a)	General	11
(b)	Reorganizations	12
(c)	Reservation of Rights	12

SECTION 10. LEGAL REQUIREMENTS.		13

SECTION 11. NO EMPLOYMENT RIGHTS.		13

SECTION 12. DURATION AND AMENDMENTS.		13

(a)	Term of this Plan	13
(b)	Right to Amend or Terminate this Plan	13
(c)	Effect of Amendment or Termination	13

SECTION 13. EXECUTION.		14

808 RENEWABLE ENERGY CORPORATION

2009 STOCK INCENTIVE PLAN

SECTION 1.   PURPOSE.

The purpose of this Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such selected persons to remain in the employ of the Company and to attract new employees with outstanding qualifications by purchasing Shares of the Company’s Common Stock. This Plan provides for both the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under this Plan may include Nonstatutory Options as well as incentive stock options intended to qualify under section 422 of the Internal Revenue Code.

SECTION 2.   DEFINITIONS.

(a)           “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b)           “Code”shall mean the Internal Revenue Code of 1986, as amended.

(c)           “Committee”shall mean a sole director or a committee of the Board of Directors that is authorized to administer this Plan under Section 3.

(d)           “Company” shall mean 808 Renewable Energy Corporation, a Nevada corporation.

(e)           “Disability”shall mean that an Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(f)           “Employee”shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors or (iii) a consultant who performs services for (or serves as an advisor to) the Company or a Subsidiary. Service as a member of the Board of Directors or as a consultant (including as an advisor) shall be considered employment for all purposes of this Plan, except as limited by the second sentence of Section 4(a).

(g)           “Exercise Price”shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

(h)           “Fair Market Value shall mean the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

(i)           “ISO” shall mean an employee incentive stock option described in section 422(b) of the Code.

(j)           “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(k)           “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under this Plan (other than upon exercise of an Option).

(l)           “Option” shall mean an ISO or Nonstatutory Option granted under this Plan and entitling its holder to purchase Shares.

(m)           “Optionee” shall mean an individual who holds an Option.

(n)           “Plan” shall mean this 808 Renewable Energy Corporation 2009 Stock Incentive Plan.

(o)           “Purchase Price” shall mean the consideration for which one Share may be acquired under this Plan (other than upon exercise of an Option), as specified by the Committee.

(p)           “Service” shall mean service as an Employee.

(q)           “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

(r)           “Stock” shall mean the Company’s Common Stock, par value $0.001 per share.

(s)           “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Optionee’s Option.

(t)           “Stock Purchase Agreement” shall mean the agreement between the Company and an Offeree who acquires Shares under this Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(u)           “Subsidiary” shall mean any corporation, of which the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of this Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3.   ADMINISTRATION.

(a)           Committee Membership. This Plan shall be administered by the Committee, which shall consist of members of the Board of Directors. The members of the Committee shall be appointed by the Board of Directors. If no Committee has been appointed, then the entire Board of Directors shall constitute the Committee.

(b)           Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as the Committee shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to and approved in writing by all Committee members, shall be valid acts of the Committee.

(c)           Committee Responsibilities. Subject to the provisions of this Plan, the Committee shall have full authority and discretion to take the following actions:

(i)           To interpret this Plan and to apply its provisions;

(ii)           To adopt, amend or rescind rules, procedures and forms relating to this Plan;

(iii)           To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

(iv)           To determine when Shares are to be awarded or offered for sale and when Options are to be granted under this Plan;

(v)           To select the Offerees and Optionees;

(vi)           To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

(vii)           To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

(viii)           To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option and to specify the provisions of the Stock Option Agreement relating to such Option;

ix)           To amend or terminate any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

(x)           To determine the disposition of an Option in the event of an Optionee’s divorce or dissolution of marriage;

(xi)           To correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Stock Purchase Agreement and any Option;

(xii)           To prescribe the consideration for the grant of each Option or other right under this Plan and to determine the sufficiency of such consideration; and

(xiii)           To take all other actions deemed necessary or advisable for the administration of this Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that such member has taken or has failed to take in good faith with respect to this Plan, any Option or any right to acquire Shares under this Plan.

(d)           Financial Reports. To the extent required by applicable law, and not less often than annually, the Company shall furnish to Offerees, Optionees and stockholders who have received Stock under this Plan the Company’s financial statements, including a balance sheet regarding the Company’s financial condition and results of operations, unless such Offerees, Optionees or stockholders have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

SECTION 4.   ELIGIBILITY.

(a)           General Rule. Only Employees, as defined in Section 2(f), shall be eligible for designation as Offerees or Optionees by the Committee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

(b)           Ten-Percent Stockholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for designation as an Offeree or Optionee unless (i) the Exercise Price for an ISO (and a NSO to the extent required by applicable law) is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant, and (ii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five (5) years from the date of grant.

(c)           Attribution Rules. For the purposes of subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the Stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

(d)           Outstanding Stock. For the purposes of subsection (b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.   STOCK SUBJECT TO PLAN.

(a)           Basic Limitation. Shares offered under this Plan shall be authorized but unissued Shares. The aggregate number of Shares that may be issued under this Plan shall not exceed ten million two hundred thousand (10,200,000) Shares, subject to adjustment pursuant to Section 9. The number of Shares that are subject to Options or other rights outstanding at any time under this Plan shall not exceed the number of Shares that then remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of this Plan.

(b)           Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall be available again for the purposes of this Plan.

SECTION 6.   TERMS AND CONDITIONS OF AWARDS OR SALES.

(a)           Stock Purchase Agreement. Each award or sale of Shares under this Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company, in a form adopted and approved by the Committee. Such award or sale shall be subject to all applicable terms and conditions of this Plan and may be subject to other terms and conditions that are not inconsistent with this Plan and that the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under this Plan need not be identical.

(b)           Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under this Plan (other than an Option) shall expire automatically if the Offeree fails to exercise such right within thirty (30) days after the date on which the Committee first communicated to the Offeree the grant of such right. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

(c)           Purchase Price. The Purchase Price of Shares authorized for issuance under this Plan shall not be less than eighty five percent (85%) of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Purchase Price shall be determined by the Committee in its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

(d)           Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligation that may arise in connection with such exercise.

SECTION 7.          TERMS AND CONDITIONS OF OPTIONS.

(a)           Stock Option Agreement. Each grant of an Option under this Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company, in a form adopted and approved by the Committee. Such Option shall be subject to all applicable terms and conditions of this Plan and may be subject to other terms and conditions that are not inconsistent with this Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under this Plan need not be identical.

(b)           Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement also shall specify whether the Option is an ISO or a Nonstatutory Option.

(c)           Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. To the extent required by applicable law, the Exercise Price of a Nonstatutory Option shall not be less than eighty five percent (85%) of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

(d)           Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligation that may arise in connection with such exercise. The Optionee also shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligation that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)           Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. To the extent required by applicable law, an Option shall become exercisable no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the date of grant. Subject to the preceding sentence, the exercisability of any Option shall be determined by the Committee in its sole discretion.

(f)           Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed ten (10) years from the date of grant (or five (5) years for ten percent (10%) stockholders as provided in Section 4(b)). Subject to the preceding sentence, the Committee in its sole discretion shall determine when an Option is to expire.

(g)           Nontransferability. No Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(h)           Exercise of Options Upon Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to this Plan and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, and to the extent required by applicable law, each Option shall provide that the Optionee shall have the right to exercise the vested portion of any Option held at termination of Service for at least thirty (30) days following such termination of Service for any reason and that the Optionee shall have the right to exercise the Option for at least six (6) months if the Optionee’s Service terminates due to death or Disability.

(i)           No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any of the Shares covered by an Option until the date of the issuance of a stock certificate for such Shares.

(j)           Modification, Extension and Assumption of Options. Within the limitations of this Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price or for other consideration.

(k)           Restrictions on Transfer of Shares. No Shares issued upon exercise of an Option may be sold or otherwise transferred or disposed of by the Optionee during the one hundred eighty (180) day period following the effective date of a registration statement covering securities of the Company filed under the Securities Act of 1933, as amended. Subject to the preceding sentence, Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to all restrictions that may apply to holders of Shares generally.

SECTION 8.   PAYMENT FOR SHARES.

(a)           General Rule. The entire Purchase Price or Exercise Price of Shares issued under this Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in subsections (b), (c) and (d) below.

(b)           Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made in whole or in part with Shares that either the Optionee or the Optionee’s representative owned previously for any time specified by the Committee and that are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under this Plan.

(c)           Services Rendered. In the discretion of the Committee, Shares may be awarded pursuant to this Plan as consideration for services rendered to the Company or a Subsidiary before the award.

(d)           Promissory Notes. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, payment may be made in whole or in part with a full recourse promissory note executed by the Optionee or Offeree. The Committee in its sole discretion shall determine the interest rate and other terms and conditions of such full recourse promissory note. The Committee may require that the Optionee or Offeree pledge such Optionee’s or Offeree’s Shares to the Company for the purpose of securing the payment of suh full recourse promissory note. In no event shall the stock certificate(s) evidencing such Shares be released to the Optionee or Offeree until such full recourse promissory note is paid in full.

(e)           Cashless Exercise. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

SECTION 9.   ADJUSTMENT OF SHARES.

(a)           General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

(b)           Reorganizations. If the Company is a party to a merger or reorganization, outstanding Options shall be subject to the agreement of merger or reorganization.

(c)           Reservation of Rights. Except as provided in this Section 9, an Optionee or an Offeree shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of the Company’s capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of the Company’s business or assets.

SECTION 10.  LEGAL REQUIREMENTS.

Shares shall not be issued under this Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities then may be listed.

SECTION 11.  NO EMPLOYMENT RIGHTS.

No provision of this Plan or any right or Option granted under this Plan shall be construed to give any person any right to become, to be treated as or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason.

SECTION 12.  DURATION AND AMENDMENTS.

(a)           Term of this Plan. This Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. If the Company’s stockholders fail to approve this Plan within twelve (12) months after its adoption by the Board of Directors, then all Option grants already made shall be null and void, and no additional Option grants shall be made after such date. This Plan shall terminate automatically ten (10) years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to subsection (b) below.

(b)           Right to Amend or Terminate this Plan. The Board of Directors may amend this Plan at any time and from time to time and may terminate this Plan at any time before the termination date set forth under subsection (a) above. Rights and obligations under any right or Option granted before amendment of this Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the right or Option was granted. An amendment of this Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c)           Effect of Amendment or Termination. No Shares shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Option granted before such termination. The termination of this Plan, or any amendment thereof, shall not affect Shares previously issued or any Option previously granted under this Plan.

SECTION 13.  EXECUTION.

To record the adoption of this Plan by the Board of Directors, as amended as of March 24, 2010 and amended as of September 2, 2010, the Company has caused its authorized officer to execute this Plan.
808 RENEWABLE ENERGY CORPORATION

By:   /s/Patrick S. Carter
Patrick S. Carter,
President